EXHIBIT 99.10(a)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of registration statement no. 33-87874.




                                          ARTHUR ANDERSEN LLP


New York, New York
April 15, 1999